UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

INVITAE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required
Fee paid previously with preliminary materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! INVITAE CORPORATION 2022 Annual Meeting Vote by June 5, 2022 11:59 PM ET
INVITAE CORPORATION 1400 16TH STREET SAN FRANCISCO, CA 94103

D77674-P67899

You invested in INVITAE CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an Important Notice Regarding the Availability of Proxy Material for the Stockholder Meeting to be Held on June 6, 2022.

Get informed before you vote

View the Proxy Statement and the Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 23, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* June 6, 2022 4:00 p.m., Pacific Time
Virtually at: www.virtualshareholdermeeting.com/NVTA2022

*	Please check the meeting materials for any special requirements for meeting attendance.
V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Class III directors:
	1a. Eric Aguiar, M.D.	For
	1b. Sean E. George, Ph.D.	For
2.	Amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 400,000,000 shares to 600,000,000 shares.	For
3.	Approval of, on a non-binding advisory basis, the compensation paid by us to our named executive officers.	For
4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.	For
5.	Stockholder proposal to elect each director annually, if properly presented at the annual meeting.	Against

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D77675-P67899